EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated June 1, 2001, appearing in this Annual Report on Form 11-K of The Sharper Image 401k Savings Plan for the years ended December 31, 2000 and 1999.

/s/    Deloitte & Touche LLP
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San Francisco, CA

June 28, 2001